Exhibit 99.1

ASGN Announces Appointment of Maria R. Hawthorne to
Board of Directors

Hawthorne, an experienced board member and CEO, to join the Audit Committee this June

RICHMOND, VA., June 21, 2021 -- ASGN Incorporated (NYSE: ASGN), one of the foremost providers of IT and professional services in the technology, digital, creative, engineering and life sciences fields across commercial and government sectors, today announced the appointment of Maria R. Hawthorne to the Company’s Board of Directors, effective June 17, 2021 following the Company’s annual meeting of stockholders. Upon assumption of the director role, Ms. Hawthorne will serve as a member of ASGN’s Audit Committee.
Maria R. Hawthorne is an experienced public company Board member and accomplished CEO who joins ASGN’s Board of Directors with over 35 years of experience in financial and operational strategies, capital markets, acquisitions, enterprise risk management and leadership development. Most recently, she was President and CEO of PS Business Parks, Inc. (PSB), a $6 billion publicly traded real estate investment trust (REIT) where she served in multiple roles, including chief financial officer, chief administrative officer and executive vice president. She is currently a member of PSB’s Board of Directors. During Ms. Hawthorne’s tenure at PSB, the company saw double-digit shareholder returns and an upgraded credit rating. When she was an executive vice president with the company, Ms. Hawthorne supported the rollout of advanced technologies that resulted in PSB becoming the first commercial real estate organization in the country to fully automate its leasing process. She also put in place long-term strategic initiatives, compensation programs and talent development efforts.
Ms. Hawthorne currently serves on the board of Essex Property Trust, a fully integrated West Coast REIT, and is a member of the National Association of Corporate Directors (NACD) Southern California Real Estate Roundtable. Ms. Hawthorne earned her bachelor of arts degree in international relations from Pomona College.
“We are very pleased to welcome Maria to our Board of Directors,” said ASGN President and CEO, Ted Hanson. “Her corporate governance and public company leadership expertise combined with first-hand experience in digital transformation will be strong assets to ASGN as we continue to provide industry-leading IT services and solutions to our commercial and government clients. On behalf of our entire Board, we look forward to collaborating.”

“ASGN has developed a leadership position in the IT services industry, and I am honored to join the Board to support management’s efforts to continue to position the company for growth,” commented Hawthorne.
In ASGN’s recently issued 2020 Environmental, Social, Governance Report, the Company committed to advancing gender equality by having at least three female directors on its Board by 2022. With the appointment of Maria R. Hawthorne to the Audit Committee this coming June, the Company has achieved this goal well ahead of its proposed timeline. For more information on ASGN’s corporate governance policies and to view the entire list of directors, please visit the Governance section of the Company’s investor relations’ website.
About ASGN Incorporated
ASGN Incorporated (NYSE: ASGN) is one of the foremost providers of IT and professional services in the technology, digital, creative, engineering and life sciences fields across commercial and government sectors. ASGN helps leading corporate enterprises and government organizations develop, implement and operate critical IT and business solutions through its integrated offering of professional staffing and IT solutions. ASGN's mission is to be the most trusted partner for companies seeking highly skilled human capital and integrated solutions to fulfill their strategic and operational needs. For more information, visit us at asgn.com.

Safe Harbor

Certain statements made in this news release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and involve a high degree of risk and uncertainty. Forward-looking statements include statements regarding our anticipated financial and operating performance. All statements in this news release, other than those setting forth strictly historical information, are forward-looking statements. Forward-looking statements are not guarantees of future performance and actual results might differ materially. We specifically disclaim any intention or duty to update any forward-looking statements contained in this news release.

Contacts:
Ed Pierce
ASGN Chief Financial Officer
818-878-7900

Kimberly Esterkin
ADDO Investor Relations
310-829-5400
kesterkin@addo.com